UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 11, 2013

PATENT PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33700	30-0342273
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two High Ridge Park

Stamford, CT 06905

(Address Of Principal Executive Offices) (Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

GlobalOptions Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 11, 2013, the amendment and restatement of the Amended and Restated 2006 Long-Term Incentive Plan (the “Incentive Plan”) of GlobalOptions Group, Inc. (the “Company”) became effective in accordance with the joint written consent of the Board of Directors and stockholders of the Company dated October 10, 2013. The amendment and restatement included the following modifications to the existing provisions of the Incentive Plan: (i) the number of shares authorized for issuance under the Incentive Plan shall be increased from 3,000,000 to 6,000,000; (ii) the number of shares that may be granted to an individual during any calendar year would be increased from 625,000 to 1,000,000; and (iii) additional administrative amendments regarding certain issues arising under Section 409A of the Internal Revenue Code of 1986, as amended. The foregoing is qualified in its entirety by reference to the Incentive Plan as so amended and restated, a copy of which has been filed as Exhibit A to the joint written consent appearing as Exhibit A to the Company’s information statement dated October 21, 2013 filed with the Securities and Exchange Commission and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2013

PATENT PROPERTIES, INC.

By:	/s/ Jonathan Ellenthal
Name:	Jonathan Ellenthal
Title:	Vice Chairman and CEO

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